UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 29, 2012
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 29, 2012, Chuck Geiger resigned his position as a director of Rainmaker Systems, Inc. ("the "Company"). Mr. Geiger has served as a director of the Company since June 2011. His resignation is due to his increasing responsibilities as Chief Technology Officer at Chegg and is not the result of any dispute or disagreement relating to the Company's operations, policies or practices.
Effective November 29, 2012, the Company appointed C. Finnegan Faldi as a Class I director with a term ending upon the 2013 annual meeting of stockholders, to replace Mr. Geiger. Mr. Faldi has also been appointed to the Company's Audit Committee and its Corporate Governance and Nominating Committee. Mr. Faldi brings nearly 20 years of senior management experience in both start-ups and public technology companies. Mr. Faldi most recently served as Chief Operating Officer at Datalogix, a database marketing and digital media company, from October 2011 to October 2012. From December 2007 to October 2011, he served as a Vice President over a number of Yahoo’s businesses including Global Broadband, Search Affiliate, NA Mobile and Strategic Partnerships & Operations. Prior to that, he held various senior operational and business development positions including managing the sales, marketing, product and business development teams for both the eCommerce and Direct Merchant business at Solidus Networks from August 2004 to November 2007. Mr. Faldi received a BS degree in Economics, with a concentration in Strategic and Entrepreneurial Management, from the Wharton School at the University of Pennsylvania. He earned his MBA degree from the Graziadio School at Pepperdine University.
Mr. Faldi’s candidacy to continue as a Board member upon expiration of his term in 2013 will be subject to the approval of stockholders at the Company’s annual stockholder meeting in 2013. Mr. Faldi received a grant of 50,000 restricted shares which shall vest in four annual installments upon complement of each year of service. Also, in accordance with the Company’s 2003 Stock Incentive Plan, Mr. Faldi received an automatic grant of 20,000 stock options on the date of his appointment, with an exercise price equal to the closing market price of the Company’s stock on the date of grant. Additionally, Mr. Faldi is eligible to receive monthly board fees of $4,167 for each month of service as a director and is also eligible to receive future stock compensation for his service in accordance with the Company’s 2003 Stock Incentive Plan. The Board has currently suspended cash compensation to the Board to be re-evaluated on a quarterly basis.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

December 4, 2012	/s/ Timothy Burns
Date	(Signature)
By: Timothy Burns
Title: Interim President and CEO Chief Financial Officer